Exhibit 11

                   ORION CAPITAL CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)



                                                       Three Months Ended             Nine Months Ended
                                                          September 30,                 September 30,
                                                       -------------------         ---------------------
(In thousands, except per share data)                   1998         1997            1998          1997
--------------------------------------------------------------------------------------------------------
Basic:
Weighted average number of shares outstanding         27,215        27,335           27,357       27,313
                                                     =====================         =====================

Net earnings attributable to common stockholders     $ 2,308      $ 24,526         $ 82,655     $ 79,385
                                                     =====================         =====================

Net earnings per basic common share                  $  0.08      $   0.90         $   3.02     $   2.91
                                                     =====================         =====================
Diluted:
Computation of weighted average number of
common and diluted equivalent shares
outstanding:-
   Weighted average number of shares outstanding      27,215        27,335           27,357       27,313
   Dilutive effect of stock options and stock awards     638           546              694          515
                                                     ---------------------         ---------------------
Weighted average number of common and
   diluted equivalent shares                          27,853        27,881           28,051       27,828
                                                     =====================          ====================

Net earnings attributable to common stockholders     $ 2,308      $ 24,526          $ 82,655    $ 79,385
                                                     =====================          ====================
Net earnings per diluted common share                $  0.08      $   0.88          $   2.95    $   2.85
                                                     =====================          ====================
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